UNITED STATES
SECURITIES EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2006

Commission file number 000-29603

Forster Drilling Corporation
(Exact name of small business issuer as specified in its charter)

                                Nevada                         91-2070995
(State or other jurisdiction of incorporation or organization)         (IRS Employer Identification No.)

                        6371 Richmond, #200, Houston, Texas                        77057
(Address of principal executive offices)         (Zip Code)

Registrant’s Telephone Number, including area code: (713) 266-8005

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 31, 2006, Forster Drilling Corporation (the “Company”), entered into financing arrangements for a total principal amount of $350,000 with accredited investors in which it issued 12% convertible notes with an aggregate principal amount of $350,000 (the “Convertible Notes”) and an aggregate of 140,000 shares of common stock (the “Transaction”).

The Convertible Notes will accrue interest at 12% per annum. The Company has the ability to prepay any amounts owed under the Convertible Notes. The holders may convert all or any portion of the principal amounts of their respective Convertible Notes, including any accrued interest or fees thereon at $2.00. The Company has agreed to make quarterly interest payment on the Convertible Notes beginning on February 1, 2007. The Convertible Notes become due and payable on November 1, 2007. The Company has granted the investors in the Transaction certain rights to “piggyback” on a public offering of Company securities.

In connection with the Transaction, the Company paid commissions and fees to our placement agent, Tejas Securities Group, Inc. (“Tejas”), for services in connection with the Transaction an aggregate of $24,500 and issued Tejas seven year warrants to purchase an aggregate of 22,050 shares of common stock at $$2.00 per share. These warrants are not callable, have a cashless exercise option, and have standard adjustment provisions. The Company granted Tejas certain rights to “piggyback” on a public offering of Company securities.

This summary description of the financing arrangements with the investors does not purport to be complete and is qualified in its entirety by reference to the form of the agreements and the other documents and instruments that are filed as exhibits to this current report.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance sheet Arrangement of a Registrant.

As more fully described above, the Company entered into financing arrangements with certain accredited investors for up to $350,000. Each of the investors was issued a Convertible Note which is convertible, upon certain terms, by the investor.

Item 3.02 Unregistered Sales of Equity Securities.

As more fully described above, the Company issued (i) convertible notes for up to $350,000, the principal amount of which is convertible into up to 175,000 shares of Company common stock, (ii) a total of 140,000 shares of Company common stock; and (iii) a warrant to purchase 22,050 shares of common stock at $2.00 per share. The Company issued the Convertible Notes, shares and the Tejas warrant pursuant to the exemption from registration requirements of the Securities Act of 1933, as amended, by Section 4(2).

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.
Inapplicable.

(b)	Pro Forma Financial Information.
Inapplicable.

(c)	Exhibits

Exhibit Number  Exhibit Description
o
10.01        Form of Security Purchase Agreement, dated as of October 31, 2006, by and between Forster Drilling Corporation and the purchasers named therein.
10.02        Form of Convertible Note, dated as of October 31, 2006, by and between Forster Drilling Corporation and the investor.
10.03        Form of Registration Rights Agreement, dated as of October 31, 2006, by and between Forster Drilling Corporation and the purchasers named therein.
99.1          Press release issued November 2, 2006.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                FORSTER DRILLING CORPORATION

                                                                By: /s/Fred Forster, III
                        Date:    November 4, 2006                      Fred Foster III, CEO